Exhibit 99.2

[LOGO]

D I SCL A IMER C O N F I D E N T I A LI T Y A N D D I S C L O S U R E S This presentation has been prepared for use by Aspirational Consumer Lifestyle Corp. (“Aspirational”) and Wheels Up Partners Holdings LLC (“Wheels Up”) in connection with their proposed business combination. This presentation is for information purposes only and is being provided to you solely in your capacity as a potential investor in considering an investment in Aspirational and may not be reproduced or redistributed, in whole or in part, without the prior written consent of Aspirational and Wheels Up. Neither Aspirational nor Wheels Up makes any representation or warranty as to the accuracy or completeness of the information contained in this presentation. The information in this presentation and any oral statements made in connection with this presentation is subject to change and is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Aspirational and is not intended to form the basis of any investments decision in Aspirational. This presentation does not constitute either advice or a recommendation regarding any securities. You should consult your own legal, regulatory, tax, business, financial and accounting advisors to the extent you deem necessary, and must make your own decisions and perform your own independent investment and analysis of an investment in Aspirational and the transactions contemplated in this presentation. This presentation and any oral statements made in connection with this presentation shall neither constitute an offer to sell nor the solicitation of an offer to buy any securities, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the proposed business combination, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdictions. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. F O R W A R D - L OO KI NG S TAT EM E N T S Certain statements in this presentation may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Aspirational’s or Wheels Up’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: (i) the size, demands and growth potential of the markets for Wheels Up’s products and services and Wheels Up’s ability to serve those markets, (ii) the degree of market acceptance and adoption of Wheels Up’s products and services, (iii) Wheels Up’s ability to develop innovative products and services and compete with other companies engaged in the private aviation industry and (iv) Wheels Up’s ability to attract and retain customers. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of Aspirational’s registration statement on Form S-1, the proxy statement/prospectus on Form S-4 relating to the business combination, which is expected to be filed by Aspirational with the Securities and Exchange Commission (the “SEC”) and other documents filed by Aspirational from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Aspirational and Wheels Up assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Aspirational nor Wheels Up gives any assurance that either Aspirational or Wheels Up will achieve its expectations. S P E C U L AT I VE I N VE S T M E N T An investment in Aspirational’s equity interests is a speculative investment involving a high degree of risk. There is no guarantee that you will realize any gain from this investment, and you could lose the total amount of your investment. No federal or state agency has made any finding or determination regarding the fairness of the sale of equity interests to which this presentation relates, or any recommendation or endorsement thereof. The risks related to the business of Wheels Up and associated with a potential investment in Aspirational’s equity interests presented below are only certain of the general risks related to the business of Wheels Up, and such list is not exhaustive. • COVID-19 has adversely affected Wheels Up’s business and may continue to do so. • Wheels Up may fail to successfully execute its business, marketing and other strategies. • Wheels Up’s expansion of existing service offerings or its launch of new service offerings may consume significant financial and other resources and may not achieve the desired results. • Wheels Up’s ability to grow complementary service offerings may be limited, which could negatively impact its growth rate and financial performance. • Wheels Up’s business depends on a strong brand, and if it is unable to enhance and maintain the reputation of its brand and flight experience, Wheels Up’s ability to expand its customer base will be impaired. • Wheels Up may be unable to attract new customers and/or retain existing customers. • Wheels Up has historically relied on the purchase of pre-paid flight funds by its customers as a source of capital to fund its operations. Customer preferences may change, resulting in a significant decrease in such pre-purchased funds or an increase in the rate at which Wheels Up’s customers utilize their pre-paid funds. This could result in liquidity needs that would require Wheels Up to seek alternate sources of capital, including additional financings, which may not be available. • Wheels Up may need additional capital to finance strategic investments and operations, pursue its business objectives and respond to business opportunities, challenges or unforeseen circumstances, and Wheels Up cannot be sure that additional financing will be available. • Wheels Up has a history of incurring operating losses, and it may not achieve or maintain profitability in the future. • Wheels Up operates in a competitive market and it may lose customers to its competitors. • Wheels Up’s inability to comply with the terms of any of its secured credit facilities may adversely affect its business and, in some limited instances, result in recourse to it when the value of the assets securing the facility are insufficient to cover the amounts owed to the lenders. • Interest rate changes, or Wheels Up’s inability to effectively hedge against them, could adversely affect its results of operations. • Wheels Up’s historical growth rates may not be reflective of its future growth. • Wheels Up may fail to effectively and timely integrate acquisitions into its existing business. • A significant failure of systems and technology Wheels Up uses to operate its business and/or that it offers to others may occur. • Wheels Up relies on the continued service of its senior management and other key individuals, particularly its founder and Chief Executive Officer, Kenny Dichter, and Wheels Up may not be able to attract, integrate, manage and retain, other qualified personnel or key employees. • A noteworthy accident or incident involving Wheels Up’s aircraft or brand could occur and adversely impact its brand and its business. • Wheels Up’s business and operating results may be significantly impacted by general economic conditions, the health of the U.S. aviation industry and risks associated with Wheels Up’s aviation assets. • Litigation or investigations involving Wheels Up could result in material settlements, fines or penalties and may adversely affect Wheels Up’s business, financial condition and results of operations. • Existing or new adverse regulations or interpretations thereof applicable to Wheels Up’s industry may restrict its ability to expand or to operate its business as it wishes and may expose Wheels Up to fines and other penalties. • Wheels Up’s business is concentrated in certain geographic markets. Exposure to local economies, regional downturns or severe weather or catastrophic occurrences or other disruptions or events may materially adversely affect Wheels Up’s financial condition and results of operations. • The occurrence of geopolitical events such as war, terrorism, civil unrest, political instability, environmental or climatic factors, natural disaster, pandemic or epidemic outbreak, public health crisis and general economic conditions may have an adverse effect on Wheels Up’s business. • Some of Wheels Up’s potential losses may not be covered by insurance. Wheels Up may be unable to obtain or maintain adequate insurance coverage. • Wheels Up is potentially subject to taxation-related risks in multiple jurisdictions, and changes in U.S. tax laws, in particular, could have a material adverse effect on Wheels Up’s business, cash flow, results of operations or financial condition. W HE E L S U P 2

D I SCL A IMER U S E O F P RO J EC T IO N S A N D I LL U S T R AT I V E P R E S E N TAT IO N S The financial projections, estimates, targets and illustrative presentations in this presentation are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Aspirational’s and Wheels Up’s control. While all financial projections, estimates, targets and illustrative presentations are necessarily speculative, Aspirational and Wheels Up believe that the preparation of prospective or illustrative financial information involves increasingly higher levels of uncertainty the further out the projection, estimate, target or illustrative presentation extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates, targets and illustrative presentations in this presentation should not be regarded as an indication that Aspirational and Wheels Up, or their representatives, considered or consider the financial projections, estimates, targets and illustrative presentations to be a reliable prediction of future events. Further, illustrative presentations are not necessarily based on management projections, estimates, expectations or targets but are presented for illustrative purposes only. U S E O F D ATA The data contained herein is derived from various internal and external sources. All of the market data in the presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Further, no representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance. Aspirational and Wheels Up assume no obligation to update the information in this presentation. U S E O F NO N - G A A P F I N A NC I A L M E T R IC S This presentation includes certain non-GAAP financial measures (including on a forward-looking basis) such as Adjusted EBITDA, Adjusted EBITDA Margin and Contribution Margin. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of non-GAAP measures to their most directly comparable GAAP counterparts are included in the Appendix to this presentation. Wheels Up believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about Wheels Up. Wheels Up’s management uses forward-looking non-GAAP measures to evaluate Wheels Up’s projected financials and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in Wheels Up’s financial measures. In addition, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. T R AD E M AR K S Aspirational and Wheels Up own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation may also contain trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to express, and does not imply, a relationship with Aspirational or Wheels Up, or an endorsement or sponsorship by or of Aspirational or Wheels Up. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this presentation may appear without the TM, SM, ® or © symbols, but such references are not intended to indicate, in any way, that Aspirational or Wheels Up will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights. Gama Aviation LLC is not affiliated with Gama Group, Inc., Signature Flight Support LLC, or Gama Aviation plc. PA R T IC I PAT IO N I N S O LIC I TAT IO N Aspirational and Wheels Up and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Aspirational’s shareholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed business combination of Aspirational’s directors and officers in Aspirational’s filings with the SEC, including Aspirational’s registration statement on Form S-1, which was originally filed with the SEC on September 18, 2020. To the extent that holdings of Aspirational’s securities have changed from the amounts reported in Aspirational’s registration statement on Form S-1, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Aspirational’s shareholders in connection with the proposed business combination is set forth in the proxy statement/prospectus on Form S-4 for the proposed business combination, which is expected to be filed by Aspirational with the SEC. Investors and security holders of Aspirational and Wheels Up are urged to read the proxy statement/prospectus and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed business combination. Investors and security holders will be able to obtain free copies of the proxy statement and other documents containing important information about Aspirational and Wheels Up through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Aspirational can be obtained free of charge by directing a written request to Aspirational Consumer Lifestyle Corp. 1Kim Seng Promenade, #18-07/12 Great World City Singapore 237994. AV I AT IO N R EGU L AT O R Y M AT T E RS Wheels Up Partners LLC (“Wheels Up”) is subject to the Department of Transportation’s (“DOT”) jurisdiction as a statutorily-defined “ticket agent” (1) and as an “air charter broker” (2) in offering and selling its basic travel program and related programs as agent for the Wheels Up Club Members. Wheels Up is also subject to statutory and regulatory prohibitions against unfair and deceptive practices and unfair methods of competition in 49 U.S.C. Section 41712, as well as DOT regulations contained in Title 14 of the Code of Federal Regulations. These requirements prohibit Wheels Up from “holding out” or otherwise engaging in air transportation, directly or indirectly, as an air carrier without the requisite DOT authority (3). Under federal legislation (e.g. 49 U.S.C. §41101) and Federal Aviation Administration (“FAA”) regulations, a person holding out or otherwise engaging in air transportation requires an air carrier operating certificate. As discussed below, all operators of aircraft in the Wheels Up program are FAA Part 135 certificated and DOT Part 298 registered air carriers. It is important for FAA purposes (as well as for DOT purposes) that Wheels Up maintains its agent-for-member status and not be viewed by FAA as the operator of the aircraft utilized in the Wheels Up Program. With regard to Wheels Up’s basic travel program, Wheels Up acts solely as agent for each club member in arranging flights on their behalf with FAA Part 135 certificated and DOT Part 298 registered air carriers. These air carriers operate the aircraft in the Wheels Up Program and exercise complete, effective, and sustainable operational control over each flight at all times. Wheels Up is affiliated with, or commonly owned along with, certain air carriers that may operate flights under the Wheels Up Program. Other air carriers that operate flights under the Wheels Up Program are external vendors. For Wheels Up’s basic travel program, the King Air 350i and Citation Excel/XLS are operated by Gama Aviation LLC, an affiliate of Wheels Up, which holds the FAA and DOT authorizations noted above. While Wheels Up owns all Beechcraft King Air 350i aircraft and leases all Citation Excel/XLS utilized in the Wheels Up Program, all such aircraft are dry leased to Gama Aviation LLC or the operator. Additional terms and Conditions are included in the Wheels Up Program documents. The Wheels Up shared flight social aviation program is based on the DOT’s concept of self-aggregation whereby Wheels Up provides a forum for those of its members interested in sharing the cost of travel to come together to agree upon a flight itinerary (origin, destination and dates) and then authorize Wheels Up acting as agent for the pre-formed group, to book the flight with an air carrier holding the appropriate DOT and FAA authority noted above. In acting as an agent for self-aggregating passengers, Wheels Up is acting as an air charter broker in accordance with 14 CFR Part 295. All air carriers participating in the Wheels Up Program operate under 14 CFR Part 298, including the disclosure requirements applicable to charters in 14 CFR 298.80. N O T E S : (1) A T IC KE T A G E N T M E A N S “A P E RS O N (E XP EC T A N A I R C A R R I E R ...) T H AT A S A P R I NC I PA L O R A G E N T S E LL S , O F F E RS F O R S A LE , N EGO T I AT E S F O R , O R HO LD S I T S E LF O U T A S S E LLI NG , P RO V I D I NG O R A R R A NG I NG F O R A I R T R A N S P O R TAT IO N ” (4 9 U . S . C . S EC . 4 0 10 2( A )(4 5 ) ). (2) A N A I R C H A R T E R B RO KE R M E A N S “A P E RS O N O R E N T I T Y T H AT, A S A N I N D I R EC T A I R C A R R I E R , F O R E IG N I N D I R EC T A I R C A R R I E R , O R A B O N A F I D E A G E N T, HO LD S O U T, S E LL S , O R A R R A NG E S S I NG LE E N T I T Y C H A R T E R A I R T R A N S P O R TAT IO N U S I NG A D I R EC T A I R C A R R I E R ” (14 C F R 2 95. 5(B ) ). (3) A P E RS O N E NG A G I NG I N A I R T R A N S P O R TAT IO N “ D I R EC T LY ” ( A /K/A A D I R EC T A I R C A R R I E R O R D A C ) I S T H E O P E R AT O R O F T H E A I R P L A N E , W H E R E A S T H E P E RS O N HO LD I NG O U T O R O T H E R W I S E E NG A G I NG I N A I R T R A N S P O R TAT IO N “ I N D I R EC T LY ” ( A /K/A A N I N D I R EC T A I R C A R R I E R O R I A C ) I S NO T T H E O P E R AT O R O F T H E A I R P L A N E . T H E S TAT U T O R Y D E F I N I T IO N S O F “ O P E R AT E A I RC R A F T ” A N D “ O P E R AT IO N O F A I RC R A F T ” A R E B RO A D E NO UG H T O I NC L U D E A P E RS O N “ C A U S I NG O R A U T HO R IZI NG T H E O P E R AT IO N O F A I RC R A F T W I T H O R W I T HO U T T H E R IG H T O F LEG A L C O N T RO L O F T H E A I RC R A F T ” (4 9 U . S . C 4 0 10 2( A )(35) ). T H U S , I T I S I M P O R TA N T T H AT W H E E L S U P H A S NO C O N T RO L O V E R T H E A C T U A L O P E R AT IO N O F T H E A I RC R A F T S O T H AT W H E E L S U P I S NO T V I E W E D A S A N A I RC R A F T O P E R AT O R O R C O - O P E R AT O R .W HE E L S U P 3

UP

# OUR MISSION AND VISION

WE CONNECT FLYERS TO PRIVATE AIRCRAFT—AND ONE ANOTHER—TO DELIVER EXCEPTIONAL, PERSONALIZED EXPERIENCES.

AND WE'RE BUILDING AN INNOVATIVE MARKETPLACE TO DO SO AT SCALE.

WHEELS UP 4

# WORLD-CLASS TEAM

## WITH DIVERSE EXPERIENCE ACROSS AVIATION, TECHNOLOGY, LUXURY AND BRANDING

UP



**KENNY DICHTER**
FOUNDER & CHIEF EXECUTIVE OFFICER

AVIÓN TEQUILA · MARQUIS JET · Jp



**ERIC JACOBS**
CHIEF FINANCIAL OFFICER

NASDAQ: TRAK · COX AUTOMOTIVE



**LT GEN THOMAS BERGESON**
CHIEF OPERATING OFFICER

U.S. AIR FORCE



**JASON HOROWITZ**
CHIEF BUSINESS OFFICER

sfx NYSE: SFXE · CKX NASDAQ: CKXE



**LEE APPLBAUM**
CHIEF MARKETING OFFICER

Coca-Cola NYSE: KO · PATRÓN



**RAVI THAKRAN**
CHAIRMAN & CHIEF EXECUTIVE OFFICER

LVMH · L CATTERTON



**MARK BEDINGHAM**
VICE CHAIRMAN

Moët Hennessy



**LISA MYERS**
PRESIDENT

CLERISY · FRANKLIN TEMPLETON · L CATTERTON

WHEELS UP 5

WHEELS UP

WHEELS UP IS DEMOCRATIZING PRIVATE AVIATION WITH A NEXT-GENERATION, TECHNOLOGY-DRIVEN PLATFORM, MAKING IT ACCESSIBLE FOR MILLIONS OF CONSUMERS.


WHEELS UP






UP
N504UP

WHEELS UP 6

# WHEELS UP CONNECTS FLYERS TO PRIVATE AIRCRAFT – AND ONE ANOTHER

DELIVERING EXCEPTIONAL, PERSONALIZED EXPERIENCES

## POWERING A MARKETPLACE WITH...


...MILLIONS OF CONSUMERS
Search Results
INSTANT BOOK
King Air 350i
$10,329
KING AIR 350i
CITATION EXCEL
CITATION X
Wheels Up Program Fleet
Dynamically priced aircraft, always available
INSTANT BOOK
Citation Sovereign or similar
$23,238
LIGHT JET
MIDSIZE JET
SUPER-MID JET
LARGE JET
...TENS OF THOUSANDS OF AIRCRAFT

WHEELS UP 7

# MARKET LEADER

## WITH CONSISTENT TRACK RECORD OF GROWTH AND INNOVATION

UP



332
385
690
912
1,140
1,407
1,736
2,137
2018A
2019A
2020E
2021E
2022E
2023E
2024E
2025E
TOTAL REVENUE ($MM)

**#1** ON-DEMAND PROVIDER [1]

**3x** FLIGHTS FLOWN COMPARED TO CLOSEST COMPETITOR [2]

2020 TOP FLIGHT AWARD WINNER[3]

**~1,500** WHEELS UP AND PARTNER AIRCRAFT

**~11K ACTIVE USERS**
~150K PASSENGERS FLOWN [4]

**87** NET PROMOTER SCORE [5]

### BLUE CHIP INVESTORS & PARTNERS:

T.RowePrice®

Fidelity INVESTMENTS

FRANKLIN TEMPLETON

NEA®

DELTA

NOTES:
1. BASED ON TOTAL FLIGHTS FLOWN IN 2020; U.S. ARGUS TRAQPAK AS OF DECEMBER 2020
2. PART 135 ON-DEMAND PROGRAMS IN U.S. ARGUS TRAQPAK; AS OF DECEMBER 2020
3. 2020 WINNER FOR CHARTER/FRACTIONAL/JET CARD INNOVATION AVIATION INTERNATIONAL NEWS (AIN)
4. MEMBERS AND LEGACY DPJ JET CARD HOLDERS PLUS UNIQUE NON-MEMBER USERS GENERATING FLIGHT REVENUE IN THE REPORTING PERIOD AS OF 2020A; PASSENGERS FLOWN DURING 2020
5. REPRESENTS FLIGHT EXPERIENCE ONLY

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FOU N DED TO DIS RUPT T H E $30BN P R I VAT E AV I AT I ON I N D U ST RY W HE E L S U P 9

# IMPORTANT STRATEGIC TRANSACTIONS HAVE TRANSFORMED WHEELS UP

## KEY ACQUISITIONS AND PARTNERSHIPS HAVE FURTHER ENHANCED OUR VALUE PROPOSITION AND BROADENED OUR OPERATIONS

UP

### SCALING "ASSET-RIGHT" FLEET AND ENHANCING CAPABILITIES

| | | | |
|---|---|---|---|
| Gama Aviation Signature™ AIRCRAFT MANAGEMENT | ADDED FLIGHT OPERATIONS AND AIRCRAFT MANAGEMENT CAPABILITIES (112 AIRCRAFT) | DELTA PRIVATE JETS | ADDED AIRCRAFT MANAGEMENT AND IN-HOUSE MAINTENANCE AND REPAIR CAPABILITIES (69 AIRCRAFT) |
| TRAVEL MANAGEMENT | ADDED LIGHT JET OPERATIONS CAPABILITIES (26 AIRCRAFT) | MOUNTAIN AVIATION | ADDED SUPER MID OPERATIONS AND IN-HOUSE MAINTENANCE AND REPAIR CAPABILITIES (59 AIRCRAFT) |

### DRIVING DEMAND

| | | | |
|---|---|---|---|
| DELTA | MARKETING PARTNERSHIP WITH #1 AIRLINE IN THE WORLD[1]<br>ENHANCES VALUE PROPOSITION TO WHEELS UP CUSTOMERS AND PROVIDES ACCESS TO HIGH VALUE DELTA CUSTOMERS THROUGH CO-MARKETING PRODUCTS, FEATURES AND BENEFITS | DELTA PRIVATE JETS | LARGE RETAIL AND CORPORATE CUSTOMER BASE, INCLUDING HIGH VOLUME JET CARD FLYERS |

### ADVANCED TECH CAPABILITIES

Avianis

FLIGHT MANAGEMENT SYSTEM (FMS)

NOTES:
1. MEASURED BY FY2019 REVENUE, CAPITAL IQ

WHEELS UP 10

# DEMOCRATIZATION OF PRIVATE AVIATION WILL UNLOCK AN EVEN LARGER TAM

## U.S. ADDRESSABLE MARKET


+$29Bn
2025
DEMOCRATIZED TAM
~$80Bn(3)(4)(5)
+$20Bn
CURRENT
DEMOCRATIZED TAM
~$51Bn(3)(4)(5)
CURRENT PRIVATE
AVIATION MARKET
$31Bn(2)
WHEELS UP TODAY
~$690MM(1)

- ACCESS TO $1-10MM NET WORTH POPULATION
- ACCESS TO CORPORATIONS WITH $20-100MM LTM REVENUE
- INCREASED PENETRATION OF PRIVATE FLYING FROM ~6% TO ~8%[6]

## WHEELS UP EXPANDS THE MARKET OPPORTUNITY THROUGH DEMOCRATIZATION


0.1
0.9
1.9
17.9
$50MM
$10-50MM
$5-10MM
$1-5MM

CURRENT ESTIMATED # OF U.S. INDIVIDUALS BY NET WORTH[7] (MM)


4,139
7,252
11,888
68,252
$1,000MM+
$250-1,000MM
$100-250MM
$20-100MM

CURRENT ESTIMATED # OF U.S. CORPORATIONS BY REVENUE[8]

NOTES:
1. REPRESENTS 2020E REVENUE
2. U.S. PASSENGER CHARTER MARKET PER IBIS; U.S. FRACTIONAL OWNERSHIP MARKET PER MAGNA RESEARCH; U.S. WHOLE AIRCRAFT OWNERSHIP MARKET BASED ON GAMA GLOBAL TURBOPROP AND TURBOJET DELIVERY VALUE, ASSUMING 66% APPLIES TO U.S. AND 80% IS FOR PRIVATE PART 91 USE PER WALL STREET RESEARCH AND GAMA
3. ASSUMED LEVELS OF PRIVATE FLYING SPEND: INDIVIDUALS WITH NET WORTH OF $1-5MM SPEND ~$11K PER YEAR, $5-10MM SPEND ~$50-60K, $10-50MM SPEND ~$180-205K AND $50MM+ SPEND ~$280-320K ACROSS ALL PRIVATE FLYING SPEND
4. ASSUMED LEVELS OF PRIVATE FLYING SPEND: CORPORATIONS WITH LTM REVENUE OF $20-100MM SPEND ~$130-160K PER YEAR, $100-250MM SPEND ~$180-230K, $250-1,000MM SPEND ~$180-230K AND $1,000MM+ SPEND ~$610-765K ACROSS ALL PRIVATE FLYING SPEND
5. ASSUMED LEVELS OF PRIVATE FLYING PENETRATION: 5% OF INDIVIDUALS WITH NET WORTH OF $1-5MM FLY PRIVATE, INCREASING TO 7% BY 2025; 7.5% OF $5-10MM COHORT FLY PRIVATE, INCREASING TO 9.5%; 10% OF $10-50MM COHORT FLY PRIVATE, INCREASING TO 12%; 10% OF $50MM+ COHORT FLY PRIVATE, INCREASING TO 12%; 100% OF CORPORATIONS INCLUDED IN TAM ANALYSIS
6. WEIGHTED AVERAGE PENETRATION RATE BASED ON SIZE OF POPULATION
7. NUMBER OF HIGH NET WORTH INDIVIDUALS PER EUROMONITOR AND CREDIT SUISSE RESEARCH INSTITUTE (2019)
8. CORPORATIONS IN THE U.S. BY LTM REVENUE PER CAPITAL IQ (2020)

WHEELS UP 11

# SIGNIFICANT TAILWINDS UNDERPIN PRIVATE AVIATION MARKET

## GROWTH IN EXPERIENCE ECONOMY

- EXPERIENCES ACCOUNT FOR OVER 65% OF DISCRETIONARY SPENDING [1]
- CONSUMERS ACROSS ALL AGE GROUPS AND INCOME BRACKETS REPORT THEY MISS TRAVELING MORE THAN ANYTHING ELSE [2]

## SHARED ECONOMY WILL INCREASE ASSET UTILIZATION

- AVERAGE PRIVATE PLANE TODAY SITS IDLE 97% OF THE TIME [3]

## UNDERPENETRATED OPPORTUNITY

- ESTIMATED ~90% OF PEOPLE WHO CAN AFFORD TO FLY PRIVATELY DON'T [4]

## FOCUS ON WELLNESS OVER COST

- COVID-19 INCREASINGLY VALIDATING PRIVATE TRAVEL EXPENSE AS "SMART" OR "NECESSARY" BY INDIVIDUALS AND BUSINESSES
- WITH EMPHASIS ON FAMILY AND EXPERIENCES, TIME IS THE GREATEST COMMODITY

NOTES:
1. WALL STREET RESEARCH
2. BOSTON CONSULTING GROUP
3. BASED ON 2019 ESTIMATED HOURS FLOWN AND AIRCRAFT POPULATION SIZE PER FAA; RESTRICTED TO FIXED WING TURBOPROP AND TURBOJET AIRCRAFT IN USE FOR GENERAL AVIATION AND PART 135 ON-DEMAND FLYING
4. McKINSEY AS OF MAY 15, 2020









WHEELS UP 12

# CURRENT PRIVATE AVIATION INDUSTRY PRIMED FOR DISRUPTION

## WHEELS UP HAS BUILT THE PLATFORM AND TECHNOLOGY TO REVOLUTIONIZE PRIVATE AVIATION

### OPERATOR MARKET IS HIGHLY FRAGMENTED

- TOP 10 OPERATORS CONTROL ONLY 8% OF INDUSTRY CAPACITY [1]
- 1,800+ OPERATORS CONTROL FEWER THAN 10 AIRCRAFT [2]

### LEGACY TECHNOLOGY CANNOT FACILITATE OPTIMIZATION

- HISTORICALLY, ANALOG BOOKING PROCESS WITH 20+ TOUCH POINTS

### MANAGING FLEET / OPERATIONS IS COMPLEX

- INVENTORY CONSTANTLY IN MOTION
- CREW IN MOTION AND DUTY TIME IS REGULATED

### SUPPLY AND DEMAND ARE NOT CONNECTED

- EXPENSIVE AND ANALOG BROKER NETWORK

**OPPORTUNITY TO OPTIMIZE ASSET UTILIZATION FOR OPERATORS AND INCREASE ACCESSIBILITY FOR CUSTOMERS**



E-COMMERCE
TRANSPORT
CONTENT
LODGING
HOTELS
RESTAURANTS
PRIVATE AVIATION
AUTO

NOTES:
1.INDUSTRY CAPACITY INCLUDES 13K+ PART 91 GENERAL AVIATION TURBOPROP AND TURBOJET AIRCRAFT IN ADDITION TO ~5K PART 135 TURBOPROP AND TURBOJET AIRCRAFT CONTROLLED BY OPERATORS
2.FAA DATA

WHEELS UP 13

# UNIQUELY POSITIONED AS A SIGNIFICANT TOTAL PRIVATE AVIATION SOLUTION

**GENERATES SIGNIFICANT DEMAND**

**EFFICIENTLY AND POWERFULLY MATCHES SUPPLY AND DEMAND**


EVENTS AND EXPERIENCES
LUXURY PARTNERSHIPS
AMBASSADOR PROGRAM
BRAND
THIRD PARTY AND MANAGED FLEET
OWNED FLEET
AIRCRAFT LOGISTICS
FLEET
WHEELS UP PLATFORM
UP
WHEELS UP DIGITAL PLATFORMS
PROPRIETARY TECHNOLOGY
OPTIMIZER AND DATA ENGINES
Avianis
SERVICE
MAINTENANCE
CREW
FIXED BASE OPERATORS (FBO)

**OPTIMIZES FRAGMENTED SUPPLY**

**ORGANIZES COMPLEXITY ACROSS ECOSYSTEM**

**ASSET-RIGHT, TECH-POWERED PLATFORM OPTIMIZES PRIVATE AVIATION EXPANDING CUSTOMER ACCESSIBILITY AND CREATING A SIGNIFICANT MOAT**

WHEELS UP 14

W E H AV E B U I LT A T RUST E D A N D I CONI C L I F E ST Y L E B R A N D... B U I LD I NG T H E B R A N D T H RO UG H T R A D I T IO N A L A N D D IG I TA L M E D I A , U N IQ U E E XP E R I E NC E S , B R A N D ACT I VAT IO N S A N D E V E N T S U NI Q U E 10 0+ A MB A S S A D OR P R O GR A M W I T H B R O A D SO C IA L RE A C H T RUS T E D Largest on-demand safety vetted and verified fleet with best-in-class safety standards R E S P EC TE D Flown by business travelers and senior executives who value efficiency, security and reliability S ER ENA WI L L IA M S 1 2 . 7M M+ 6. 4M M+ 10.8M M+ T OM B R A DY 7.8M M+ 4 . 6M M+ 1.3M M+ CI A R A W I LS O N 2 6.8M M+ 1 3M M+ 1 1. 5M M+ RE LE VA N T (1) 6MM+ website visits 11MM+ website page views #1 searched brand in private aviation IN C L US I V E D+I commitment, with focus on African American, Latino, Women and LGBTQ+ consumers and businesses RU S S E LL W I L S O N 4 . 9M M+ 2 . 1M M+ 5. 5M M+ J. J. WAT T 4M M+ 1. 9M M+ 5. 5M M+ A LE X RO D R IGU E Z 3 . 9M M+ 1.8M M+ 1. 2M M+ INN O VAT I V E Brand integrations and appearances on highly popular TV shows e.g., HBO Curb Your Enthusiasm, SHOWTIME Billions, ESPN College GameDay C A RIN G 50MM meals donated in 2020 with Feeding America; Partnerships with TAPS, American Heart Association, breast cancer and ovarian cancer awareness initiatives T HOM A S KE LLE R 6 2 2K+ 1 7 9K+ 695K+ S C OT T VA N P E LT 2M M+ J O E Y LOG A NO 2 00K+ 185 K + 5 00K+ N OT E S : 1. GOOG LE A N A LY T IC S , J A N UA RY 1, 2 0 1 3 – J A N UA RY 5, 2 0 2 1 W HE E L S U P 15

# ...CONSISTENTLY DELIVERING AMAZING EXPERIENCES IN THE AIR AND ON THE GROUND

## ENGENDERING CUSTOMER LOYALTY AND DRIVING RETENTION


Wheels Up
WORLD CLASS EVENTS AND
EXPERIENCES MEASURED
IN TIME WELL SPENT

**89.6%**
PROGRAMMATIC RETENTION RATE FOR MEMBERS WITH ANNUAL SPEND ≥$25,000

| | |
|---|---|
| TRAVEL | DELTA; INSPIRATO |
| PARTNER BENEFITS | Montage Palmetto Bluff; The Abaco Club on Winding Bay The Bahamas; BARTON & GRAY MARINERS CLUB |
| CONCIERGE | FOUR HUNDRED |

WHEELS UP 16

# COMPREHENSIVE SOLUTION DRIVING RAPIDLY GROWING, INTENSELY LOYAL MEMBER BASE

## WHEELS UP MEMBER BASE [1]


BUSINESS
CORE
CONNECT

## RAPIDLY GROWING MEMBERSHIP BASE...

**9,181**
2020A MEMBERS

**+44%**
2014-2020 CAGR

## ...AND HIGH REVENUE VISIBILITY THROUGH BLOCK SALES

**$530MM**
2020A BLOCKS [2]

**40%**
OF MEMBERS PURCHASED A BLOCK IN 2020


UP

NOTE:

1. BUSINESS MEMBERS PAY A $29,500 INITIATION FEE AND $14,500 IN ANNUAL DUES STARTING IN YEAR 2 AND RECEIVE 6 AUTHORIZED LEAD PASSENGERS, GUARANTEED ACCESS TO THE KING AIR 350I AND ALL CABIN CLASS OFFERINGS AND THE FULL SUITE OF MEMBER BENEFITS AND PARTNER OFFERINGS; CORE MEMBERS PAY A $17,500 INITIATION FEE AND $8,500 IN ANNUAL DUES STARTING IN YEAR 2 AND RECEIVE 4 AUTHORIZED LEAD PASSENGERS, GUARANTEED ACCESS TO THE KING AIR 350I AND ALL CABIN CLASS OFFERINGS AND THE FULL SUITE OF MEMBER BENEFITS AND PARTNER OFFERINGS; CONNECT MEMBERS PAY A $2,995 INITIATION FEE AND $2,495 IN ANNUAL DUES STARTING IN YEAR 2 AND RECEIVE 2 AUTHORIZED LEAD PASSENGERS, ACCESS TO ALL AVAILABLE AIRCRAFT AND SELECT MEMBER BENEFITS AND PARTNER OFFERINGS
2. BLOCKS ARE DOLLAR DENOMINATED PRE-PAID FLIGHT FUNDS THAT CAN BE UTILIZED TO PAY FOR FLIGHTS AND, IN CERTAIN CASES, COSTS ANCILLARY THERETO. PURCHASE OF A BLOCK GIVES MEMBERS A PREFERENTIAL RULE SET, INCLUDING GREATER AIRCRAFT GUARANTEES AND CERTAIN CAPPED RATE PRICING, AMONG OTHER PREFERENCES

WHEELS UP 17

# OPENING THE APERTURE TO AN EXPANSIVE BASE OF NON-MEMBERS

150K PASSENGERS FLOWN IN 2020, GROWING TO 500K+ BY 2025



NON-MEMBERS WITH DOWNLOADED APP
UP APP DOWNLOADS
NON-MEMBERS WHO FLY WITH WHEELS UP
ON-DEMAND USERS
(NON-MEMBERS)
9,000+ MEMBERS
WHEELS UP MEMBERS

APP EXPANDS THE ADDRESSABLE MARKET AND FURTHER DEMOCRATIZES PRIVATE AVIATION

BUILDS A LARGER BASE OF CUSTOMERS

APP ENABLES USER-FRIENDLY, SIMPLE SEARCH-BOOK-FLY EXPERIENCE

WHEELS UP 18

# WHEELS UP OFFERS THE INDUSTRY'S LARGEST, MOST DIVERSE FLEET

## ASSET-RIGHT MIX OF AIRCRAFT SUPPORTS FULFILLMENT OF SCALING DEMAND

### OWNED / LEASED



UP
N504UP

**~170**
**AIRCRAFT**

Controlled fleet of leased and owned aircraft offer exclusive access for Wheels Up customers

### MANAGED



**~160**
**AIRCRAFT**

Aircraft owners pay monthly management fee to Wheels Up and make aircraft available to fulfill Wheels Up member and customer flights

### THIRD PARTY NETWORK



**~1,200+**
**AIRCRAFT**

Leveraging network of third party operators allows for asset-light scaling of available aircraft to meet rapidly growing demand

### QUALITY CONTROL

Safety Vetted and Verified Aircraft to ensure consistency of experience across fleet type

### ROBUST SUPPLY

Over 20,000 aircraft in the U.S., utilized only 3% of the time, provide ample supply for growth [1][2]

**EXPANDING NETWORK SCALE WITH AN ASSET-RIGHT APPROACH**

NOTE:
1. FAA 2019 GENERAL AVIATION SURVEY; BASED ON ACTIVE TURBOPROP AND TURBOJET AIRCRAFT USED PRIMARILY FOR PERSONAL, BUSINESS AND ON-DEMAND AIR TAXI SERVICE
2. BASED ON 2019 ESTIMATED HOURS FLOWN AND AIRCRAFT POPULATION SIZE PER FAA; RESTRICTED TO FIXED WING TURBOPROP AND TURBOJET AIRCRAFT IN USE FOR GENERAL AVIATION AND PART 135 ON-DEMAND FLYING

WHEELS UP 19

# AVIANIS FLIGHT MANAGEMENT SYSTEM REVOLUTIONIZES OPERATORS' BUSINESSES



INVENTORY
SAFETY VETTING
FLIGHT PLANNING / TRACKING
Avianis
TRIP SERVICES
PRICING / SETTLEMENT
INTERNATIONAL TRIP SUPPORT
OPITMIZATION ENGINE
BUSINESS INTELLIGENCE / ANALYTICS

***FMS TECHNOLOGY INTEGRATES WITH EXISTING WHEELS UP TECHNOLOGY TO OPTIMIZE FLEET, INCREASING UTILITY***

- CRITICAL OPERATING SYSTEM FOR PRIVATE AVIATION INDUSTRY
- CLOUD-BASED, EASY TO USE, POWERFUL
- DYNAMIC PRICING ENGINE
- HIGHLY GRANULAR INVENTORY MANAGEMENT SYSTEM
- "HIGH FIDELITY" UNDERSTANDING OF WHAT IS BOOKABLE
- DIGITAL PLATFORM TO COORDINATE CREW, CATERERS, OPERATORS, ETC.

WHEELS UP 20

# THE NEW WHEELS UP APP

## INTUITIVE, POWERFUL TOOL FOR MANAGING THE CUSTOMER EXPERIENCE



Where to, Mark?
SEARCH FLIGHTS
MY TRIPS
Mark Eting
CORE MEMBER SINCE SEP 2016
GO TO ACCOUNT
Explore Wheels Up
Search Flights
NEW
Dynamically priced aircraft
News & Updates
VIEW ALL
April 6, 2020
Wheels Up x Meals Up
Search Flights
One-Way
Round-Trip
Multi-Leg
Departure
Arrival
Date
Time
1 Pax
Luggage
SEARCH
For assistance booking your flight,...
Guaranteed Recovery Policy
In the event of the non-availability of a booked and confirmed aircraft, Wheels Up will provide a mission-capable replacement aircraft at no additional cost.
Wheels Up Safety-Vetted and Verified
Search Results
INSTANT BOOK
King Air 350i
$4,695
+taxes and fees*
8 pax availability
42M
non-stop
KING AIR 350i
Wheels Up Program Fleet
Dynamically priced aircraft, always available
INSTANT BOOK
Cessna Citation Excel or similar
$9,234
+taxes and fees*
7 pax availability
36M
non-stop
LIGHT JET
MIDSIZE JET
SUPER - MID JET
LARGE JET
Review Itinerary
King Air 350i
Flight will be booked with a Wheels Up-approved, safety-vetted and verified Part 135 operator. The operator, aircraft type and tail number will be supplied when available, and in all instances prior to the flight.
Flight Information
Thu, Jan 21, 2021 | 1 Pax | 1 Luggage
Departure 12:00 PM
Teterboro, NJ
KTEB - Teterboro Airport
Est. 48M, non-stop
Est Arrival 12:58 PM
Nantucket, MA
KACK - Nantucket Memorial Airport
Lead Passenger Information
Mark Eting
Mark.Eting@WUPFLY.COM
(555) 321 - 1234
Passengers
Subtotal
$5,045
+taxes and fees*
CONTINUE

SEARCH → FEASIBILITY → AVAILABILITY → PRICING → REAL-TIME BOOKING

WHEELS UP 21

# WHEELS UP PROPRIETARY ALGORITHMS AND DATA ENGINES CREATE A DEEP MOAT

UP

## DATA LAYER

- BEHAVIORAL DATA
- CUSTOMER DATA
- APP SEARCH DATA
- SEASONAL TRENDS
- TRANSACTION DATA
- CREW AVAILABILITY
- AIRCRAFT SPECIFIC DATA
- FLIGHT SCHEDULES
- AIRCRAFT AVAILABILITY & MAINTENANCE
- PRICING DATA
- ITINERARY DATA
- THIRD PARTY INTEGRATION

## PROPRIETARY PLATFORM

WHEELS UP PROPRIETARY ALGORITHMS AND DATA ANALYTICS ENGINES

## CREATING BENEFITS FOR MARKETPLACE PARTICIPANTS

### FOR OPERATORS

- IMPROVE ASSET UTILIZATION
- MORE COMPETITIVE DYNAMIC PRICING
- BETTER AIRCRAFT AVAILABILITY
- RIGHT AIRCRAFT FOR THE MISSION

### FOR FLYERS

- BETTER PRICING
- MORE CONSISTENT SERVICE
- GREATER CHOICES
- EASIER TO TRANSACT

DEMAND SUPPLY MARKETPLACE

WHEELS UP 22

# WHEELS UP MARKETPLACE DRIVES POWERFUL NETWORK EFFECTS



WHEELS UP PROVIDES EXCEPTIONAL CUSTOMER EXPERIENCES
DRIVES MORE CUSTOMERS / SCALE
FOR OPERATORS, DRIVES:
•IMPROVED ASSET UTILIZATION AND EFFICIENCY
•MORE PROFITS
DRIVES MORE AIRCRAFT / SCALE
FOR FLYERS, DRIVES:
•BETTER PRICING
•GREATER CHOICES
•MORE CONSISTENT SERVICE
•EASE OF TRANSACTING
•INCREASES RETENTION
•CAPTURES MORE SPEND PER CUSTOMER
•ACCELERATES WHEELS UP GROWTH
ENABLES WHEELS UP TO REINVEST IN THE BUSINESS
UP

WHEELS UP 23

# LONG RUNWAYS OF GROWTH FOR WHEELS UP

## FUEL THE MARKETPLACE FLYWHEEL

- ATTRACT MORE CUSTOMERS AND THIRD PARTY OPERATORS TO CONTINUE TO GROW THE WHEELS UP MARKETPLACE AND DRIVE ORGANIC GROWTH


UP

## EXPAND GLOBALLY

- EUROPE
- MIDDLE EAST
- ASIA PACIFIC
- SOUTH AMERICA


UP
UP
UP
UP

## PLATFORM ADJACENCIES

- LUXURY LODGING AND YACHTS
- EVENTS / EXPERIENCES
- CREDIT CARDS / FINANCIAL SERVICES
- COLLABORATIONS/ PARTNERSHIPS WITH ASPIRATIONAL AND LUXURY BRANDS


UP
$$

WHEELS UP 24

VISIONARY TEAM WITH PROVEN OPERATIONAL EXCELLENCE



KENNY DICHTER
FOUNDER & CHIEF EXECUTIVE OFFICER



LEE APPLBAUM
CHIEF MARKETING OFFICER



LT GEN THOMAS BERGESON
CHIEF OPERATING OFFICER



STEPHANIE CHUNG
CHIEF GROWTH OFFICER



DAN CROWE
CHIEF INFORMATION OFFICER



LEE GOSSETT
CHIEF FLIGHT OPERATIONS OFFICER



GREG GREELEY
CHAIRMAN, MARKETPLACE



GAIL GRIMMETT
CHIEF EXPERIENCE OFFICER



LAURA HELTEBRAN
CHIEF LEGAL OFFICER



JASON HOROWITZ
CHIEF BUSINESS OFFICER



ERIC JACOBS
CHIEF FINANCIAL OFFICER



FRANCESCA MOLINARI
CHIEF PEOPLE OFFICER



KEN NAPOLITANO
CHIEF SALES OFFICER



DANIEL THARP
CHIEF PLATFORM OFFICER

100+ TECHNOLOGISTS WITH SIGNIFICANT DATA SCIENCE TEAM

100+ SALES ORGANIZATION

1,000+ BEST-IN-CLASS PILOTS

WHEELS UP 25

# SUPPORTED BY A DEEP AND EXPERIENCED BOARD

UP

## BOARD DIRECTORS

| KENNY DICHTER | DAVID J. ADELMAN | TIM J. ARMSTRONG | CHIH T. CHEUNG | ALAN GOLDFARB | ERIC PHILLIPS | BRIAN J. RADECKI | ERIK SNELL |
|---|---|---|---|---|---|---|---|
| WHEELS UP | FS INVESTMENTS; campus apartments smart. living. | the dtx company; Aol.; Google | | ORANGEWOOD A long-term focused private investment firm | DELTA | CoStar Group | DELTA |

## BOARD OBSERVERS

| BILL BOISTURE | EDITH COOPER | ROBERT F. MEHMEL | ADM MICHAEL G. MULLEN | JOE POULIN | SUSAN SCHUMAN |
|---|---|---|---|---|---|
| Global Jet Capital; Hawker Beechcraft; NETJETS; Gulfstream | Goldman Sachs; slack; Etsy | Griffon Corporation | | Luxury Retreats; airbnb | VIACOMCBS; SYPartners |

WHEELS UP 26

FINANCIAL AND OPERATIONAL OVERVIEW

LEVERAGING DEEP, OPERATIONAL EXPERTISE TO DRIVE OUR TECHNOLOGY-ENABLED ADVANTAGE


UP
N504UP

ACTIVE USERS m 38%CAGR 16,857 REVENUE ::;·,-":· CONTRIBUTION (IJ 4,664 5,787 10,995 12,853 36% CAGR 51,140 43%CAGR$206 $144 $104 $68 NQTE: Margin(%)11.5% 9.8% 13.0% 15.8% 18.1% I. SH •oEFINfTfONS OF KEY METRICS AND NON-GAAP FINANCIAL MEASURES• AND "RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES SECHONS HEREIN FOR AN EXPLANATION AND RECONC/UATIONS OF NON-GAAP FINANCfAL MEASURES USED THROUGHOUT THIS PRESEIHATION 2. 2H 2020E RlJN-RATE REPRESENTS ANNUAUZED FJNAIIICIALS BASED ON SECOND HALF 2020 ACTUAL AND ESTlMATED NON+AUDHED RESULTS

• • • • • • • • • • • • • •

# TRANSITION TOWARDS FULL SCALE MARKETPLACE WITH "ASSET-RIGHT" FOUNDATION

UP

## 2017A [1]



Asset Light: ~15%
~15%
~85%
OWNED / LEASED
3rd PARTY FLEET

## 2020E [1]



Asset Light: ~45%
~25%
~55%
~20%
OWNED / LEASED
MANAGED
3rd PARTY FLEET

## 2025E [1]



Asset Light: ~55%
~40%
~45%
~15%
OWNED / LEASED
MANAGED
3rd PARTY FLEET

### 1 | Controlled Fleet

Leveraging the King Air fleet to build a brand and membership model in the underserved private aviation market

### 2 | Managed and 3rd Party Fleet

Expansion of asset light offering, which provides consumers with unparalleled choice and flexibility across all aircraft types

### 3 | Optimized Marketplace

Optimizing supply and demand to create marketplace network effects, driving revenue and profitability growth

NOTE:
1. DATA REFLECTS RATIO OF FLIGHT HOURS ACROSS OWNED / LEASED, MANAGED AND 3RD PARTY FLEET. 2017A REFLECTS ACTUAL DATA. 2020E AND 2025E REFLECT ESTIMATES

WHEELS UP 30

# IMPROVING RETAIL FLIGHT ECONOMICS THROUGH SCALE & NETWORK EFFICIENCIES

UP

**ASSET LIGHT** (Managed; 3rd Party Fleet)

| | OWNED / LEASED | MANAGED | 3rd PARTY FLEET |
|---|---|---|---|
| | FLIGHT REVENUE − VARIABLE COSTS − FIXED COSTS | FLIGHT REVENUE − AIRCRAFT VARIABLE USAGE FEE | FLIGHT REVENUE − CHARTER FEE |
| | >30% Target Flight Margin (1) | 15 - 25% Target Flight Margin (1) | 15 - 20% Target Flight Margin (1) |
| REVENUE LEVERS | Increase live flight legs (1)<br>Improve dynamic pricing and flight selection | Improve dynamic pricing and integration with Avianis<br>Target higher margin aircraft in more geographically desirable locations | Improve dynamic pricing<br>Further integration with operators |
| COST LEVERS | Improve aircraft efficiency (1)<br>Increase utility (1)<br>Transition to in-house maintenance<br>Increase scale to drive operating leverage | Optimize aircraft management contracts and network effects | Optimize network effects and guaranteed rate programs (GRPs) |

Legend: Revenue / Costs

NOTE:
1. SEE "DEFINITIONS OF KEY METRICS AND NON-GAAP FINANCIAL MEASURES" AND "RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES" SECTIONS HEREIN FOR AN EXPLANATION AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES USED THROUGHOUT THIS PRESENTATION

WHEELS UP 31

LEADING TO SIGNIFICANT IMPROVEMENT IN UNIT ECONOMICS OVER TIME WHEELS UP MARKETPLACE+ AVIANIS MARGIN IMPROVEMENT LEVERS • NETWORK OPTIMIZATION • AGGREGATE AND UNLOCK NEW DEMAND • OPTIMIZE MATCHING OF DEMAND AND SUPPLY AT SCALE • OPTIMIZE FOR PRICE ELASTICITY THROUGH DYNAMIC PRICING PROFITABILITY IMPROVEMENT Contribution (21 $105MM 13.0% Flight Margin (21 Improvement:+7.4% +2.9% - +3.1% +1.7% Contribution <21 $470MM 22.0% • DISTRIBUTE DEMAND OVER PEAK AND NON-PEAK DAYS • HIGH-FIDELITY VISIBILITY OF SUPPLY ADDITIONAL OPERATIONAL MARGIN IMPROVEMENT LEVERS • ACCELERATION OF IN-HOUSE MRO CAPABILITIES • TRANSCONTINENTAL PRODUCT Contribution (2l $68MM 9.8% +3.2% • EFFICIENCY(2lAND UTILITY (2lIMPROVEMENTS Contribution Margin (2020E)(I' AdjustmentlorContribution Margin('1 Controlled Fleet COVID-19 and Other(2H 2020E Run Rate)('1Margin Managed Fleet Margin 3rd Party Flight Margin Other Margin Improvement Contribution Margin 121 (2025E) lmpacts(11 Improvement Improvement Improvement NOTE: NUMBERS MAY NOT SlJM DUE TO RDlJNDIIIIG I. OTHER IMPACTS INCLUDE HON-GHPADJUSTMENTS FOR INTEGRATION OF ACQUISITIONS AND OPERATIONAL EFFICIENCIES 2. SEE "DEFINfTfONS DF lrfY METRICS AND NON-GAAP FINANC/At MEASURES• AND "RECONCILIATIONS OF NON-GAAP FINANCIAl MEASURES SECTIONS HEREIN FOR AN EXPLANATION AND RECONCIUATIDNS OF NON-GAAP F INANCIAL MEASURES USED THROUGHO U T THIS PRESENTATION 3. 2H 2020E RlJJV-RATE IS REPRESENTS ANNUALIZED FlHANCIALS BASED ON SECOND HALF 2tl20 ACr.IJAl AND ESTIMATED IIION-AUD!TfD RESULTS WHEELS UP 32

# GROWTH UNDERPINNED BY ATTRACTIVE LONG-TERM MEMBER RELATIONSHIPS

## TOTAL MEMBERS (1)



21% CAGR
40% CAGR
4,664
5,787
9,181
10,807
13,082
16,174
19,633
23,521
2018A
2019A
2020A
2021E
2022E
2023E
2024E
2025E
Core (2)
Connect

## CORE MEMBER UNIT ECONOMICS (2)

### CUMULATIVE REVENUE (3)



$300k
$250k
$200k
$150k
$100k
$50k
$0k
Year 1
Year 2
Year 3
Year 4
Year 5
Membership
Flight
Adjusted for COVID-19 impact (4)

### MARKETING EFFICIENCY (1)



30%
25%
20%
15%
10%
5%
0%
2015
2016
2017
2018
2019
2020
S&M Spend as a % of Flight + Membership Revenue

NOTE:
1. SEE "DEFINITIONS OF KEY METRICS AND NON-GAAP FINANCIAL MEASURES" AND "RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES" SECTIONS HEREIN FOR AN EXPLANATION AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES USED THROUGHOUT THIS PRESENTATION
2. REFLECTS BOTH INDIVIDUAL AND CORPORATE MEMBERS
3. REFLECTS AVERAGE MEMBER'S CUMULATIVE FLIGHT AND MEMBERSHIP SPEND OVER 5 YEARS SINCE THEIR JOIN DATE, ADJUSTED FOR COVID-19 IMPACT
4. COVID-19 IMPACT EXCLUDES 2020 RESULTS FROM THE AVERAGE CALCULATION

WHEELS UP 33

($MM,excluding users,members and flight legs) NOr£· I. SH "DfFINJTIONS OF KEY METRICS AND NON-GAAP FIIIIANC/Al MEASURESAND RfCDNCIUATIDNS OF NON-GAAP FIIIIANC/Al MEASURESN SECHONS HERE/Ill FOR Alii EXPLANATION AND RECDNCIUATIONS OF NO/ti 4 6AAP FINANCIAL MEASURES USED T HRDUGHO U f fHIS PRESENTATION WHEELS UP 34

TR A N S A C TI O N O VE R VI E W

Pro Forma Valuation (SMM) Illustrative Share Price$10.00 X Pro Forma Shares Outstanding (mm) (3l 273.5 Pro Forma Equity Value $2,735 Pro Forma Net Debt I (Cash) <4l - (644) Implied Enterprise Value s 2,091 Enterprise ValueI2022£ Revenue (SU40mm) 1.Bx • Private placement amount of $550mm • Current owners will retain 68.9% ownership at close Seller earnout of 9mm shares, split evenly into 3 tranches vesting at $12.50 I $15.00 I $17.50 • The transaction is expected to close in QJ 2021 3 Sources (SMM) SPAC Cash in Trust (2l $240 Proceeds from PIPE Raise 550 Existing Shareholder Rollover Equity 1,885 TotaISources s 2,675 Uses (SMM) Cash to PF Balance Sheet $750 Illustrative Transaction Expenses 40 Equity Purchase Price 1,885 TotalUses s 2,675 SPAC Shareholders 8.8% PIPE Investors 20.1% SPAC Sponsor 2.2% Wheels Up Shareholders 68.9% OTES: I. UUIMATE TRANSACTION STRUCTURE OF A LIMITED PURPOSE UP·C WfTH RESPECT TO THE CONHNUATfON OF THE EXISTING PROFITS INTE RESTS ONLY, WlrH NO T AX RECEIVABLES AG REEMENT 2. ASS MES NO REDEMPTIONS BY SPAC STOCKHOLDERS J. INCLUDES 24.0MM CiASS A SHARES OUTSTANDING, 6.0MM CLASS B SHARES OUrSTANO/NG, 55.0MM SHARES /SSUEO TO PIPE fNVESTORS ANO IB8.5MM ROUOVER SHARES fSSUED rO WHEElS UP EQUfTY H0£0ERS MEASURED AT CUJS/NG. EXCLUDES .OMM SHARE EARN01Jr TO WHHiS UP. EXCLUDES 01HSTANDING WARRANTS. EXCLUDES IMPACT Of MAHAGfr.tfHT EQUITY IHCEIIIT/Vf PLAN 4.ASS MES PRE·TRANHCT/ON NET DEBT OF 5106MM WHEELS UP 36

•• •• •• •• • • • • •

44.0%55.8%45.1%36.0 % Median: 28.7 %Median: (30.8)% 21.4%13.5% 110.0 % Median: 23.7% 23.7%16.1% (47.8)% (11.2)%(30.8)%(34.7)% (24.2)% (55.3)% (10.6)% 34.7% 51.9 % Median: 28.7 %Median: 8.4 %Median: 19.7% 63.6% 40.3% 29.6%27.7% 37.1% 19.5% 9.4% 18.8% 8.4%8.1% 19.7%18.9% 5.1% (4.9)%

Median: 21.3 %Median: 57.0 %Median: 41.6% 77.3% 87.6% 68.9% 18.1% 42.7% 27.3%26.3% 16.3% 9.6%8.4% 57.0%56.7% 43.2%41.6% 26.6 % N/A(2) Median: 2.7 %Median: 4.7 %Median: 10.9% 24.1% 27.2% 38.9% 0.7% 7.0%4.6%2.9% 2.4% (2.0)%(2.0)% 5.2%4.7%4.3% 10.9% 1.8 % NM(2)

Median: 2.3 xMedian: 4.2 xMedian: 7.1 x 1.8 x 4.2 x3.8 x 2.6 x2.1 x 1.3 x1.2 x 17.6 x 4.2 x3.5 x 8.6 x 7.1 x 4.4 x 6.5 x 3.2 x 7.2 x Median: 3.5 xMedian: 5.6 xMedian: 8.3 x 2.3 x 5.7 x 4.7 x4.6 x 2.4 x2.0 x 1.6 x 23.5 x 5.6 x 4.9 x 11.3 x 8.3 x 5.2 x 10.6 x 4.1 x 8.1 x

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A PPE N D I X

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# DEFINITIONS OF KEY METRICS AND NON-GAAP FINANCIAL MEASURES

Active Users: Members and legacy DPJ jet card holders as of the reporting date plus unique non-member users generating flight revenue in the reporting period. This metric excludes wholesale flight activity.

Adjusted EBITDA: We define Adjusted EBITDA as net income (loss), excluding (i) interest income (expense), (ii) depreciation and amortization, (iii) equity-based compensation expense, (iv) acquisition and integration related expenses, (v) public company readiness related expenses and (vi) other items not indicative of our ongoing operating performance, including COVID-19 response initiatives.

Adjusted EBITDA Margin: Calculated by dividing Adjusted EBITDA by total revenue.

Blocks: Blocks are dollar denominated pre-paid flight funds that can be utilized to pay for flights and, in certain cases, costs ancillary thereto. Purchase of a block gives members a preferential rule set, including greater aircraft guarantees and certain capped rate pricing, among other preferences.

Contribution: We define Contribution as revenue less cost of revenue.

Contribution Margin: Calculated by dividing Contribution by total revenue.

Efficiency: The ratio of live flight hours to total flight hours.

Flight Margin: We define Flight Margin as flight revenue less direct flight costs, excluding flight operation headcount costs and aircraft depreciation divided by flight revenue.

Live Flight Legs: Paid flight legs which excludes repositioning legs.

Marketing Efficiency: Represents Sales & Marketing expense as a percentage of Flight and Membership revenue in the reporting period. Metrics shown include actual and estimated amounts.

Members: The term Members collectively refers to any member (Core, Business, or Connect) who has generated membership revenue in the reporting period.

Utility: The number of live hours per aircraft per month.

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